UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 11, 2016, Peabody Energy Corporation ("Peabody") issued a press release setting forth Peabody’s fourth quarter 2015 financial results and providing guidance on selected full year 2016 targets. A copy of Peabody’s press release is attached hereto as Exhibit 99.1.
The information furnished in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

As previously disclosed, Peabody is a party to an Amended and Restated Credit Agreement, dated September 24, 2013, as amended (the "Credit Agreement"), with Citibank, N.A., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other agents and lending institutions identified in the Credit Agreement as lenders. The Credit Agreement provides for a $1.65 billion revolving credit facility and a $1.2 billion term loan facility.
In early February 2016, Peabody borrowed approximately $150.0 million under the revolving credit facility provided by the Credit Agreement (the "Revolver"). On February 8, 2016, Peabody borrowed approximately $675 million under the Revolver, which represented the then-remaining undrawn available amount. The borrowings (totaling approximately $825 million) will bear interest at an annual rate per the terms of the Credit Agreement, which initially will be approximately 3.0%. The Revolver expires on September 24, 2018, or on August 15, 2018 if Peabody’s 6.00% Senior Notes due 2018 are still outstanding on such date. Peabody intends to use the borrowings for general corporate purposes.
The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of (i) the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Peabody on September 30, 2013, and (ii) the Omnibus Amendment Agreement dated as of February 5, 2015, to the Amended and Restated Credit Agreement, dated September 24, 2013, by and among Peabody Energy Corporation, Citibank, N.A., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other agents and lending institutions identified in the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Peabody on February 6, 2015, and each is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Peabody Energy Corporation dated February 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

February 11, 2016	By: /s/ Amy B. Schwetz
Name: Amy B. Schwetz
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Peabody Energy Corporation dated February 11, 2016.

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